Exhibit 10.22

SEPARATION PAYMENTS PLEDGE AGREEMENT

THIS SEPARATION PAYMENTS PLEDGE AGREEMENT, made as of this 28th day of June, 2007, by and between Anil K. Jain (“Pledgor”) and APA Enterprises, Inc. (“Secured Party”).

IN CONSIDERATION of the mutual covenants and promises herein contained, the Secured Party and Pledgor agrees:

1.  Security Interest.  For value received, Pledgor hereby grants Secured Party a security interest in all payments ("Payments") to be received by him under that certain Amended and Restated Agreement Regarding Employment/Compensation Upon Change in Control, dated September 15, 2005, as supplemented by Supplemental Separation Agreement dated June 28, 2007 (collectively the "Separation Agreement").

2.  Obligation Secured.  The Pledge secures payment of the indebtedness evidenced by that certain promissory note ("Note" or the "Indebtedness") of even date herewith between Photonics International, Inc. and the Secured Party and the Guaranty by Pledgor of said Note.  The Note represents the payment due under that certain Stock Purchase Agreement dated of even date herewith between Photonics International, Inc., as Buyer, and Secured Party, as Seller.

3.  Representations, Warranties and Agreements.  Pledgor represents, warrants and agrees that:

a.	The Payments are free and clear of all liens, encumbrances, security interests, restrictions on transfer and other restrictions, except this security interest.

b.
Pledgor will keep the Payments free and clear of all liens, encumbrances, security interests and restrictions, except this security interest, will defend the Payments against all claims and demands of anyone other than Secured Party, and will not sell or otherwise dispose of the Payments or any interest therein.

4.  Events of Default.  The occurrence of any of the following events shall constitute an Event of Default:

a.
Failure by Pledgor to honor or perform any of the terms and conditions of this Agreement, the Guaranty, the Note, the Stock Pledge Agreement, the Agreement to Provide Additional Collateral, the Non-Compete Agreement, or any other agreement between any of the parties hereto or evidencing or securing the Indebtedness.

b.
Default by Photonics International, Inc. in the payment when due of the principal or interest of the Note, any installment thereto, or any interest thereon, whether at maturity, by acceleration, or otherwise.

5.  Remedies in Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may give notice of Event of Default to Pledgor.  If said Event of Default is not cured within thirty (30) days after said notice is given then Secured Party may withhold Payments from Pledgor and apply the same to cure the Event of Default.  Nothing in this Agreement shall abridge Secured Party’s right to exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against Pledgor or against any other person or property.

6.  Waiver.  Pledgor waives any right that Pledgor may have to require Secured Party to proceed against any other person, to proceed against or exhaust collateral or any part thereof, or to pursue any other remedy that Secured Party may have.  Pledgor consents to any and all extensions of time, renewals, waivers or modifications of any of the terms and conditions of any Indebtedness that may be granted by Secured Party, to release the security or any part thereof with or without substitution, and to the release, substitution, or addition of any parties primarily or secondarily liable on any Indebtedness.  Notice of any of the above is hereby waived by Pledgor.

7  .Miscellaneous.  The remedies provided in Paragraph 5 shall be deemed commercially reasonable.  This Agreement can be waived, modified, amended, terminated or discharged, and this security interest released, only explicitly in a writing signed by Secured Party.  A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.  All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  All notices to be given to Pledgor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Pledgor at the most recent address shown on Secured Party’s records.  Secured Party is not obligated to preserve any rights Pledgor may have against other parties, to realize on the Payments at all or in any particular manner or order, or to apply the Payments in any particular order.  Pledgor will reimburse Secured Party for all expenses incurred in enforcing this security interest (including reasonable attorneys' fees and legal expenses).  This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns.  Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said State, shall have the meanings therein stated.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.

8.  Additional Agreement.  That certain Agreement to Provide Additional Collateral, of even date herewith is deemed to be a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Secured Party:			Pledgor:

APA ENTERPRISES, INC.			/s/ Anil K. Jain
Anil K. Jain

By:	/s/ Ronald G. Roth
	Its	Chairman